Exhibit 5.1

Phone: (269) 337-7700 Fax: (269) 337-7701 www.honigman.com

May 1, 2018

NeuroOne Medical Technologies Corporation
c/o David A. Rosa
10006 Liatris Lane

Eden Prairie, MN 55347

RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to NeuroOne Medical Technologies Corporation, a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) 365,716 shares (the “2016 Plan Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to outstanding awards under the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) and (ii) a maximum of 1,300,000 shares of Common Stock (the “2017 Plan Shares”) reserved for issuance under the Company’s 2017 Equity Incentive Plan (the “2017 Plan”).

In connection with this opinion letter, we have examined and relied upon originals or copies of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not independently sought to verify such matters.

In rendering the opinions in this opinion letter, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinions herein are expressed solely with respect to the General Corporation Law of the State of Delaware, as amended.  Our opinions are based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.  It is understood that this opinion letter is to be used only in connection with the offer and sale of the 2016 Plan Shares and 2017 Plan Shares while the Registration Statement is in effect and only speaks as of the date of this opinion letter.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that: (i) the 2016 Plan Shares are duly authorized and, when issued and sold by the Company in accordance with the 2016 Plan, the awards thereunder, the Registration Statement and related prospectus, will be validly issued, fully paid and non-assessable and (ii) the 2017 Plan Shares are duly authorized and, when issued and sold by the Company in accordance with the 2017 Plan, the awards thereunder, the Registration Statement and related prospectus, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ HONIGMAN MILLER SCHWARTZ AND COHN LLP

PDT/MLE/GLS/EJB/REW

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